Exhibit 99.1

475 Half Day Road, Suite 500 Lincolnshire, IL 60069 USA T: +1 847 634 6700 F: +1 847 913 8766 www.zebra.com

FOR IMMEDIATE RELEASE

Contact:
Investors:	Media:
Douglas A. Fox, CFA	Robb Kristopher
Vice President, Investor Relations	Director, Corporate Communications
and Treasurer	and Public Relations
+ 1 847 793 6735	+ 1 847 793 5514
dfox@zebra.com	rkristopher@zebra.com

Zebra Technologies Announces 2012 Second Quarter Financial Results

Strong 10% sales growth in North America offsets

challenged business conditions in Europe

Lincolnshire, IL, July 31, 2012—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced 2012 second quarter continuing operations diluted earnings per share of $0.58, compared with $0.60 for the second quarter of 2011. Results for the second quarter of 2012 include acquisition expenses of $1,252,000, which reduced earnings by $0.02 per share. Net sales for the quarter ended June 30, 2012, increased 0.6% to $247,077,000 from $245,541,000 for the second quarter of 2011.

	Summary Financial Performance (Unaudited)
	2Q12	2Q11	Change
Net sales (in 000s)	$247,077	$245,541	0.6%
Gross margin (%)	48.7	49.6	-0.9	pts.
Operating margin (%)	15.9	19.0	-3.1	pts.
Income from continuing operations (in 000s)	$30,353	$33,169	-8.5%
Income (loss) from discontinued operations, net of tax (in 000s)	300	(205)	N/M
Net income (in 000s)	$30,653	$32,964	-7.0%
Diluted earnings per share:
Income from continuing operations	0.58	0.60	-3.3%
Income from discontinued operations	0.01	(0.00)	N/M
Net income	0.59	0.60	-1.7%

“Zebra’s second quarter results reflect the challenged business environment in Europe, as well as high growth in North America,” stated Anders Gustafsson, Zebra’s chief executive officer. “During the quarter, we introduced innovative new products, including the ZT200 series of tabletop printers, to serve more of our customers’ supply chain visibility needs. In addition, our recently completed acquisition of

LaserBand positions Zebra for additional profitable growth and high returns in delivering patient identification and asset management solutions to healthcare providers worldwide. Looking ahead, we will remain nimble in managing the business through the current business climate. At the same time, we have great confidence in our business over the long term and our ability to build shareholder value.”

As of June 30, 2012, Zebra had $386,822,000 in cash and investments, and no long-term debt. Net inventories were $116,689,000, and net accounts receivable were $156,146,000.

Discussion and Analysis

•

Net sales for the second quarter of 2012 included year-over-year growth of 10.4% in North America and 5.4% in Latin America, which offset sales declines of 6.2% in Asia Pacific and 8.8% in the Europe, Middle East and Africa region. Record printers shipped during the second quarter included record sales of mobile and desktop printers and growth in card printers. Movements in foreign exchange rates decreased sales by $4,846,000 due to a weaker euro against the U.S. dollar and lowered earnings by $0.05 per share.

•	Gross margin of 48.7%, versus 49.6% a year ago, primarily reflects movements in product mix and foreign exchange rates.
•	Operating expense growth of 7.9% included higher costs related to merger and acquisition activity, higher consulting fees, and increased expenditures on information services and maintenance contracts.
•

The decline in the effective income tax rate from 28.3% a year ago to 23.6% for the current quarter was largely the result of the implementation of a new legal-entity structure for the company’s non-U.S. operations, and a reduction in the statutory income tax rate for the U.K.

Stock Purchase Update

During the second quarter of 2012, Zebra returned $14.9 million to shareholders through the repurchase of 409,296 shares of Zebra Technologies Corporation Class A Common Stock. At June 30, 2012, the company had 2,822,336 shares remaining in its stock buyback authorization, and 51,683,426 shares of common stock were outstanding.

Third Quarter Outlook

Zebra announced its financial forecast for the third quarter of 2012. Net sales are expected within a range of $245,000,000 to $255,000,000. Diluted earnings per share are expected within a range of $0.60 to $0.69.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call discussing the company’s financial results for the second quarter of 2012. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s website at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the third quarter of 2012 stated in the paragraph above captioned “Third Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2011.

About Zebra Technologies

A global leader respected for innovation and reliability, Zebra Technologies Corporation (NASDAQ: ZBRA) offers technologies that give a virtual voice to an organization’s assets, people and transactions, enabling organizations to unlock greater business value. The company’s extensive portfolio of marking and printing technologies, including RFID and real-time location solutions, illuminates mission-critical information to help customers take smarter business actions. For more information about Zebra’s solutions, visit http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$105,368	$36,418
Investments and marketable securities	147,485	182,398
Accounts receivable, net	156,146	155,230
Receivable from buyer	13,790	27,580
Inventories, net	116,689	133,288
Deferred income taxes	13,170	13,931
Income tax receivable	3,629	13,111
Prepaid expenses and other current assets	25,473	22,917

Total current assets	581,750	584,873

Property and equipment at cost, less accumulated depreciation and amortization	100,992	97,822
Long-term deferred income taxes	12,260	11,866
Goodwill	79,703	79,703
Other intangibles, net	11,127	12,667
Long-term investments and marketable securities	133,969	107,879
Other assets	8,989	4,196

Total assets	$928,790	$899,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,216	$33,273
Accrued liabilities	53,117	64,612
Deferred revenue	11,992	11,089

Total current liabilities	94,325	108,974
Deferred rent	1,521	1,592
Other long-term liabilities	11,965	11,515

Total liabilities	107,811	122,081

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	131,881	131,422
Treasury stock	(612,310)	(596,622)
Retained earnings	1,306,433	1,245,616
Accumulated other comprehensive loss	(5,747)	(4,213)

Total stockholders’ equity	820,979	776,925

Total liabilities and stockholders’ equity	$928,790	$899,006

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net sales:
Net sales of tangible products	$234,708	$232,762	$467,184	$458,882
Revenue from services and software	12,369	12,779	23,768	23,960

Total net sales	247,077	245,541	490,952	482,842

Cost of sales
Cost of sales of tangible products	119,980	117,732	239,013	228,513
Cost of services and software	6,720	6,111	11,679	12,633

Total cost of sales	126,700	123,843	250,692	241,146

Gross profit	120,377	121,698	240,260	241,696

Operating expenses:
Selling and marketing	32,158	30,950	64,272	59,478
Research and development	22,336	22,487	42,752	44,168
General and administrative	24,402	20,688	48,722	43,394
Amortization of intangible assets	770	836	1,540	1,671
Acquisition costs	1,252	0	1,506	0
Exit and restructuring costs	0	66	0	1,952

Total operating expenses	80,918	75,027	158,792	150,663

Operating income	39,459	46,671	81,468	91,033

Other income (expense):
Investment income	826	656	1,418	1,216
Foreign exchange loss	(80)	(833)	(422)	(1,127)
Other, net	(486)	(243)	(850)	(497)

Total other income (expense)	260	(420)	146	(408)

Income from continuing operations before income taxes	39,719	46,251	81,614	90,625
Income taxes	9,366	13,082	21,097	27,328

Income from continuing operations	30,353	33,169	60,517	63,297
Income (loss) from discontinued operations, net of tax	300	(205)	300	31,301

Net income	$30,653	$32,964	$60,817	$94,598

Basic earnings per share:
Income from continuing operations	$0.58	$0.60	$1.16	$1.15
Income (loss) from discontinued operations	0.01	(0.00)	0.01	0.57

Net income	$0.59	$0.60	$1.17	$1.72

Diluted earnings per share:
Income from continuing operations	$0.58	$0.60	$1.16	$1.14
Income (loss) from discontinued operations	0.01	(0.00)	0.01	0.57

Net income	$0.59	$0.60	$1.17	$1.71

Basic weighted average shares outstanding	51,771	54,546	51,881	54,981
Diluted weighted average and equivalent shares outstanding	52,030	54,958	52,156	55,395

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net income	$30,653	$32,964	$60,817	$94,598
Other comprehensive income (loss):
Unrealized gains (losses) on hedging transactions, net of income taxes	2,400	(21)	(2,246)	(2,777)
Unrealized holding gains (losses) on investments, net of income taxes	(46)	347	524	333
Foreign currency translation adjustment	105	(247)	188	(802)

Comprehensive income	$33,112	$33,043	$59,283	$91,352

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Six Months Ended
	June 30, 2012	July 2, 2011
Cash flows from operating activities:
Net income	$60,817	$94,598
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	11,964	12,151
Equity-based compensation	8,045	8,013
Excess tax benefit from equity-based compensation	(1,358)	(1,234)
Loss on sale of property and equipment	147	5
Gain on sale of business	(613)	(68,001)
Deferred income taxes	367	3,899
Changes in assets and liabilities:
Accounts receivable, net	(657)	5,862
Inventories, net	16,599	(4,704)
Other assets	527	(2,319)
Accounts payable	(9,594)	(4,695)
Accrued liabilities	(11,422)	(13,614)
Deferred revenue	1,460	(14,738)
Income taxes	10,714	(4,333)
Other operating activities	(2,341)	(3,402)

Net cash provided by operating activities	84,655	7,488

Cash flows from investing activities:
Purchases of property and equipment	(10,599)	(11,232)
Proceeds from the sale of business	13,790	161,008
Purchase of long-term equity investment	(5,000)	0
Purchases of investments and marketable securities	(313,863)	(573,686)
Maturities of investments and marketable securities	228,105	351,722
Proceeds from sales of investments and marketable securities	95,106	183,485

Net cash provided by investing activities	7,539	111,297

Cash flows from financing activities:
Purchase of treasury stock	(24,645)	(82,388)
Proceeds from exercise of stock options and stock purchase plan purchases	142	8,096
Excess tax benefit from equity-based compensation	1,358	1,234

Net cash used in financing activities	(23,145)	(73,058)

Effect of exchange rate changes on cash	(99)	239

Net increase in cash and cash equivalents	68,950	45,966
Cash balance of discontinued operations at beginning of period	0	1,301
Less: Cash balance of discontinued operations at end of period	0	486
Cash and cash equivalents at beginning of period	36,418	46,175

Cash and cash equivalents at end of period	$105,368	$92,956

Supplemental disclosures of cash flow information:
Income taxes paid	$13,479	$52,819

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended
Product Category	June 30, 2012	July 2, 2011	Percent Change	Percent of Net Sales - 2012	Percent of Net Sales - 2011
Hardware	$183,973	$181,758	1.2	74.5	74.0
Supplies	49,508	49,578	(0.1)	20.0	20.2
Service and software	12,369	12,779	(3.2)	5.0	5.2

Subtotal products	245,850	244,115	0.7	99.5	99.4
Shipping and handling	1,227	1,426	(14.0)	0.5	0.6

Total net sales	$247,077	$245,541	0.6	100.0	100.0

	Six Months Ended
Product Category	June 30, 2012	July 2, 2011	Percent Change	Percent of Net Sales - 2012	Percent of Net Sales - 2011
Hardware	$365,169	$361,895	0.9	74.4	75.0
Supplies	99,470	94,213	5.6	20.3	19.5
Service and software	23,768	23,960	(0.8)	4.8	4.9

Subtotal products	488,407	480,068	1.7	99.5	99.4
Shipping and handling	2,545	2,774	(8.3)	0.5	0.6

Total net sales	$490,952	$482,842	1.7	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended
Geographic Region	June 30, 2012	July 2, 2011	Percent Change	Percent of Net Sales - 2012	Percent of Net Sales - 2011
Europe, Middle East and Africa	$77,857	$85,391	(8.8)	31.5	34.8
Latin America	25,371	24,065	5.4	10.3	9.8
Asia-Pacific	35,921	38,299	(6.2)	14.5	15.6

Total International	139,149	147,755	(5.8)	56.3	60.2
North America	107,928	97,786	10.4	43.7	39.8

Total net sales	$247,077	$245,541	0.6	100.0	100.0

	Six Months Ended
Geographic Region	June 30, 2012	July 2, 2011	Percent Change	Percent of Net Sales - 2012	Percent of Net Sales - 2011
Europe, Middle East and Africa	$163,978	$169,621	(3.3)	33.4	35.1
Latin America	47,658	44,169	7.9	9.7	9.1
Asia-Pacific	69,069	70,794	(2.4)	14.1	14.7

Total International	280,705	284,584	(1.4)	57.2	58.9
North America	210,247	198,258	6.0	42.8	41.1

Total net sales	$490,952	$482,842	1.7	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended
	June 30, 2012	July 2, 2011	Percent Change
Total printers shipped	330,186	276,563	19.4
Average selling price of printers shipped	$471	$558	(15.6)

	Six Months Ended
	June 30, 2012	July 2, 2011	Percent Change
Total printers shipped	627,855	560,740	12.0
Average selling price of printers shipped	$486	$541	(10.1)